UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2010

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

CenturyTel, Inc.
(former name of registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CenturyLink, Inc. held its 2010 annual meeting of shareholders on May 20, 2010.  At the meeting, shareholders present in person or by proxy voted on the matters described below.

1.           Shareholders elected four Class I directors to serve until 2013 based on the following number of votes:

Class I Nominees	For	Withheld	Broker Non-Votes

W. Bruce Hanks	184,804,721	22,885,747	45,928,988
C.G. Melville, Jr.	202,807,620	4,882,848	45,928,988
William A. Owens	203,956,755	3,733,713	45,928,988
Glen F. Post, III	203,968,151	3,722,317	45,928,988

The Class II and Class III directors whose terms continued after the meeting were:

Class II	Class III

Virginia Boulet	Fred R. Nichols
Peter Brown	Harvey P. Perry
Richard A. Gephardt	Laurie A. Siegel
Thomas A. Gerke	Joseph R. Zimmel
Gregory J. McCray

2.           The following represents the votes cast by the shareholders to ratify the appointment of KPMG LLP as our independent auditor for 2010:

For	234,147,409
Against	18,670,721
Abstain	801,326

3.           The following represents the votes cast by the shareholders to adopt an amendment to our Articles of Incorporation to change our name from “CenturyTel, Inc.” to “CenturyLink, Inc.”:

For	251,514,648
Against	1,374,743
Abstain	730,065

4.           The following represents the votes cast by the shareholders to adopt the CenturyLink 2010 Executive Officer Short-Term Incentive Plan:

For	241,609,182
Against	10,372,881
Abstain	1,637,393

5.           Shareholders rejected a shareholder proposal regarding network management practices based on the following votes:

For	51,268,055
Against	129,182,065
Abstain	27,240,348
Broker non-votes	45,928,988

6.           Shareholders rejected a shareholder proposal regarding limitation on executive compensation based on the following votes:

For	7,805,698
Against	198,875,042
Abstain	1,009,728
Broker non-votes	45,928,988

7.           Shareholders rejected a shareholder proposal regarding executive stock retention based on the following votes:

For	51,440,343
Against	154,959,021
Abstain	1,291,104
Broker non-votes	45,928,988

8.           Shareholders rejected a shareholder proposal regarding executive compensation advisory vote based on the following votes:

For	91,427,205
Against	114,219,223
Abstain	2,044,040
Broker non-votes	45,928,988

For additional information on each of the matters voted upon, see our proxy statement dated April 5, 2010 filed with the Securities and Exchange Commission on April 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller
Dated: May 21, 2010